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                                                                       EXHIBIT 5






                                 March 18, 2002



Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340

         RE:      POLARIS INDUSTRIES INC.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by Polaris Industries Inc. (the "Company") to register an additional 2,300,000 shares of common stock, par value $.01 of the Company (the "Common Stock"), of which 1,750,000 shares are reserved for issuance upon the exercise of stock options granted under the Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated (the "1995 Plan"), and 550,000 shares are reserved for issuance of restricted stock awards granted under the Polaris Industries Inc. 1996 Restricted Stock Plan, as amended and restated (the "1996 Plan," together with the 1995 Plan collectively referred to herein as the "Plans"). These shares are in addition to the 900,000 shares of Common Stock offered pursuant to the 1995 Plan and registered on a currently effective Registration Statement on Form S-8 (File No. 033-60157), which Registration Statement, pursuant to Rule 416, includes an additional 450,000 shares resulting from a 50% share dividend declared subsequent to the original filing, and the 500,000 shares of Common Stock offered pursuant to the 1996 Plan and registered on a currently effective Registration Statement on Form S-8 (File No. 333-05463).

         We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plans as contemplated by the Registration Statement.

         Based on the foregoing, we are of the opinion that the 2,300,000 shares of Common Stock that may be issued under the Plans as described in the Registration Statement have been duly authorized and, when issued pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ KAPLAN, STRANGIS AND KAPLAN, P.A.